UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 29, 2012

FIRST POTOMAC REALTY TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-31824	37-1470730
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7600 Wisconsin Avenue Bethesda, Maryland 20814

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (301) 986-9200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

First Potomac Realty Trust (the “Company’) announced today that the results of operations that the Company reported on February 16, 2012, for the fourth quarter and full-year 2011 have been revised to correct an overaccrual of short-term incentive compensation expense.

The Company’s revised results are reflected in the financial statements included below, in the Company’s annual report on Form 10-K for the year ended December 31, 2011 that was filed today (the “10-K”) and in the revised supplemental information furnished herewith as Exhibit 99.1. Based on the Company’s final results, the Company’s Core FFO available to common shareholders for the fourth quarter of 2011 was $15.6 million, or $0.30 per share, compared to $14.9 million, or $0.28 per share, as originally reported. For the twelve months ended December 31, 2011, the Company’s Core FFO available to common shareholders was $56.7 million, or $1.10 per share, compared to $56.0 million, or $1.08 per share, as originally reported. The Company’s net loss for the fourth quarter of 2011 was $1.9 million, or $0.08 per share, compared to $2.6 million, or $0.10 per share, as originally reported. For the twelve months ended December 31, 2011, the Company’s net loss was $8.8 million, or $0.35 per share, compared to $9.5 million, or $0.36 per share, as originally reported.

The Company and the holders of the Company’s unsecured senior notes (“Senior Notes”) had a disagreement regarding the appropriate methodology of the calculation of the consolidated debt yield and distribution payout ratio covenants relating to the Senior Notes. The Company has agreed to complete all future covenant calculations using the note holders’ methodology.

In addition, as disclosed in the Company’s 10-K, management determined that a material weakness in the Company’s internal control over financial reporting existed as of December 31, 2011. Specifically, management determined that the Company did not effectively maintain and operate controls over the monitoring and oversight of compliance with financial covenants under its debt agreements, as further described in the Company’s 10-K.

In light of these issues, the Company’s Board of Trustees and Compensation Committee awarded lower cash short-term incentive compensation to members of senior management compared to the amounts initially accrued for by the Company. The Company was in compliance with all of its debt covenants as of December 31, 2011 and is taking steps to ensure effective monitoring and continued compliance with all of its debt covenants going forward, as further described in the Company’s 10-K.

The Company reaffirmed the earnings guidance for 2012 that it provided in its earnings press release dated February 16, 2012.

In accordance with General Instructions B.2 and B.6 of Form 8-K, the information included in this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for the purposes of Section 18 of the Securities Act of 1934 (the “Exchange Act”), as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Non-GAAP Financial Measures

Funds from Operations – Funds from operations (“FFO”) represents net income (computed in accordance with U.S. generally accepted accounting principles (“GAAP”)), plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures, gains or losses on the sale of property and impairments to real estate assets. On October 31, 2011, NAREIT issued revised guidance regarding the exclusion of impairment write-downs of depreciable assets reported in FFO. As a result, the Company excluded impairment losses from FFO in the periods presented. The Company also excludes, from its FFO calculation, any depreciation and amortization related to third parties from its consolidated joint ventures. The Company considers FFO a useful measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assume that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, the Company believes that FFO provides a meaningful indication of its performance. The Company also considers FFO an appropriate performance measure given its wide use by investors and analysts. The Company computes FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999, April 2002 and January 2012), which may differ from the methodology for calculating FFO utilized by other equity real estate investment trusts (“REITs”) and, accordingly, may not be comparable to such other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make distributions. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding Operating Partnership units for the periods presented.

The Company’s presentation of FFO in accordance with the NAREIT white paper, or as adjusted by the Company, should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity. The Company’s FFO calculations are reconciled to net income in the Company’s Consolidated Statements of Operations included in this release.

Core FFO – The computation of FFO in accordance with NAREIT’s definition includes certain items that are not indicative of the results provided by the Company’s operating portfolio and affect the comparability of the Company’s period-over-period performance. These items include, but are not limited to, gains and losses on the retirement of debt, contingent consideration charges and acquisition costs. The Company provides a reconciliation of FFO to Core FFO.

Forward Looking Statements

The forward-looking statements contained in this Current Report on Form 8-K are subject to various risks and uncertainties. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, there can be no assurance that its expectations will be achieved. Certain factors that could cause actual results to differ materially from the Company’s expectations include changes in general or regional economic conditions; the Company’s ability to timely lease or re-lease space at current or anticipated rents; changes in interest rates; changes in operating costs; the Company’s ability to complete acquisitions on acceptable terms; the Company’s ability to manage its current debt levels and repay or refinance its indebtedness upon maturity or other required payment dates; the Company’s ability to maintain financial covenant compliance under our debt agreements; the Company’s ability to remediate the material weakness in its internal controls over financial reporting described in its 10-K for the year ending December 31, 2011 and to re-establish and maintain effective internal controls over financial reporting and disclosure controls and procedures; the Company’s ability to obtain debt and/or financing on attractive terms, or at all; changes in the assumptions underlying the Company’s earnings and FFO guidance and other risks detailed in the Company’s Annual Report on Form 10-K and described from time to time in the Company’s filings with the SEC. Many of these factors are beyond the Company’s ability to control or predict. Forward-looking statements are not guarantees of performance. For forward-looking statements herein, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

FIRST POTOMAC REALTY TRUST

Consolidated Statements of Operations

(unaudited, amounts in thousands, except per share amounts)

	September 30,	September 30,	September 30,	September 30,
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
Revenues:
Rental	$36,637	$29,081	$139,196	$109,297
Tenant reimbursements and other	8,439	6,492	33,108	26,173

Total revenues	45,076	35,573	172,304	135,470

Operating expenses:
Property operating	10,550	8,609	41,891	32,639
Real estate taxes and insurance	4,494	3,336	16,699	12,582
General and administrative	3,481	3,665	16,027	14,523
Acquisition costs	567	5,145	5,042	7,169
Depreciation and amortization	15,176	11,431	60,385	41,752
Impairment of real estate assets	2,461	2,386	2,461	2,386
Change in contingent consideration related to acquisition of property	—	—	(1,487)	710

Total operating expenses	36,729	34,572	141,018	111,761

Operating income	8,347	1,001	31,286	23,709

Other expenses, net:
Interest expense	11,381	8,390	41,689	33,725
Interest and other income	(1,523)	(347)	(5,291)	(632)
Equity in (earnings) losses of affiliates	(132)	(10)	(20)	124
Gain on early retirement of debt	—	—	—	(164)

Total other expenses, net	9,726	8,033	36,378	33,053

Loss from continuing operations before income taxes	(1,379)	(7,032)	(5,092)	(9,344)

(Provision) benefit for income taxes	(23)	(31)	633	(31)

Loss from continuing operations	(1,402)	(7,063)	(4,459)	(9,375)

Discontinued operations:
(Loss) income from operations of disposed properties	(497)	498	(6,247)	(2,857)
Gain on sale of real estate properties	—	—	1,954	557

(Loss) income from discontinued operations	(497)	498	(4,293)	(2,300)

Net loss	(1,899)	(6,565)	(8,752)	(11,675)

Less: Net loss attributable to noncontrolling interests	219	129	688	232

Net loss attributable to First Potomac Realty Trust	(1,680)	(6,436)	(8,064)	(11,443)

Less: Dividends on preferred shares	(2,228)	—	(8,467)	—

Net loss available to common shareholders	$(3,908)	$(6,436)	$(16,531)	$(11,443)

Depreciation and amortization:
Real estate assets	15,176	11,431	60,385	41,752
Discontinued operations	68	192	759	1,458
Unconsolidated joint ventures	834	367	2,391	793
Consolidated joint ventures	(36)	(13)	(108)	(13)
Impairment of real estate assets	2,905	2,386	8,726	6,398
Gain on sale of real estate properties	—	—	(1,954)	(557)
Net loss attributable to noncontrolling interests in the Operating Partnership	(228)	(127)	(703)	(230)

Funds from operations (FFO) available to common shareholders	$14,811	$7,800	$52,965	$38,158

FIRST POTOMAC REALTY TRUST

Consolidated Statements of Operations

(unaudited, amounts in thousands, except per share amounts)

	September 30,	September 30,	September 30,	September 30,
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
Funds from operations (FFO)	$17,039	$7,800	$61,432	$38,158
Dividends on preferred shares	(2,228)	—	(8,467)	—

Funds from operations (FFO) available to common shareholders	14,811	7,800	52,965	38,158

Acquisition costs	567	5,145	5,042	7,169
Redevelopment costs	200	—	200	—
Gain on early retirement of debt	—	—	—	(164)
Contingent consideration related to acquisition of property	—	—	(1,487)	710

Core FFO	$15,578	$12,945	$56,720	$45,873

Basic and diluted earnings per common share:
Loss from continuing operations	$(0.07)	$(0.16)	$(0.27)	$(0.27)
(Loss) income from discontinued operations	(0.01)	0.01	(0.08)	(0.06)

Net loss	$(0.08)	$(0.15)	$(0.35)	$(0.33)

Weighted average common shares outstanding:
Basic and diluted	49,463	43,453	49,323	36,984

FFO available to common shareholders per share – basic	$0.28	$0.18	$1.03	$1.01
FFO available to common shareholders per share – diluted	$0.28	$0.17	$1.03	$1.01
Core FFO per share – diluted	$0.30	$0.29	$1.10	$1.21

Weighted average common shares and units outstanding:
Basic	52,384	44,344	51,521	37,756
Diluted	52,510	44,577	51,663	37,950

FIRST POTOMAC REALTY TRUST

Consolidated Balance Sheets

(Amounts in thousands, except per share amounts)

	September 30,	September 30,
	December 31, 2011	December 31, 2010
	(unaudited)
Assets:
Rental property, net	$1,439,661	$1,217,897
Assets held for sale	5,297	—
Cash and cash equivalents	16,749	33,280
Escrows and reserves	18,455	8,070
Accounts and other receivables, net of allowance for doubtful accounts of $3,065 and $3,246, respectively	11,404	7,238
Accrued straight-line rents, net of allowance for doubtful accounts of $369 and $849, respectively	18,028	12,771
Notes receivable, net	54,661	24,750
Investment in affiliates	72,518	23,721
Deferred costs, net	34,683	20,174
Prepaid expenses and other assets	9,275	14,230
Intangible assets, net	59,021	34,551

Total assets	$1,739,752	$1,396,682

Liabilities:
Mortgage loans	$432,023	$319,096
Exchangeable senior notes, net	—	29,936
Senior notes	75,000	75,000
Secured term loans	30,000	110,000
Unsecured term loan	225,000	—
Unsecured revolving credit facility	183,000	191,000
Accounts payable and other liabilities	53,507	16,827
Accrued interest	2,782	2,170
Rents received in advance	11,550	7,049
Tenant security deposits	5,603	5,390
Deferred market rent, net	4,815	6,032

Total liabilities	1,023,280	762,500

Noncontrolling interests in the Operating Partnership (redemption value of $38,113 and 16,122, respectively)	39,981	16,122
Equity:
Series A Preferred Shares, $25 par value, 50,000 shares authorized; 4,600 and 0 shares issued and outstanding, respectively	115,000	—
Common shares, $0.001 par value, 150,000 shares authorized; 50,321 and 49,922 shares issued and outstanding, respectively	50	50
Additional paid-in capital	798,171	794,051
Noncontrolling interests in consolidated partnerships	4,245	3,077
Accumulated other comprehensive loss	(5,849)	(545)
Dividends in excess of accumulated earnings	(235,126)	(178,573)

Total equity	676,491	618,060

Total liabilities, noncontrolling interests and equity	$1,739,752	$1,396,682

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is being furnished herewith to this Current Report on Form 8-K.

Exhibit No.	Description

99.1	Revised Fourth Quarter Supplemental Financial Report

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST POTOMAC REALTY TRUST

Date: February 29, 2012	/s/ Joel F. Bonder
Joel F. Bonder
Executive Vice President and General Counsel